CSFB

      CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2003-7

DERIVED COLLATERAL INFORMATION   10/14/03

Home Equity Pass-Through Certificates, Series 2003-7

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials is referred to as the “Information”.

The Information has been provided by Credit Suisse First Boston.  Neither the Issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein.  The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

The Information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates.

The Information addresses only certain aspects of the applicable certificate’s characteristics and thus does not provide a complete assessment.  As such, the Information may not reflect the impact of all structural characteristics of the certificate.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Although a registration statement (including the prospectus) relating to the certificates discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not been filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the certificates discussed in this communication for definitive Information on any matter discussed in this communication.  Any investment decision should be based only on the data in the prospectus and the prospectus supplement (“Offering Documents”) and the then current version of the Information.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current.  A final prospectus and prospectus supplement may be obtained by contacting the Credit Suisse First Boston Trading Desk at (212) 538-8373.

Statistical Collateral Summary – Aggregate Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 11/01/03 cutoff date.  The final numbers will be found in the prospectus supplement.   Thirty day delinquencies and sixty day delinquencies will represent less than 1.50% and 0.50% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Fixed Rate Collateral

		Total
	No of	Scheduled			WA
Current Rate (%)	Loans	Balance	%	WAC (%)	OLTV (%)	WA Fico
0.01 - 5.50	63	13,251,845	6.1	5.28	66.3	711
5.51 - 6.00	112	22,440,322	10.3	5.86	70.1	678
6.01 - 6.50	137	27,747,218	12.8	6.36	75.0	653
6.51 - 7.00	212	37,389,236	17.2	6.82	77.3	652
7.01 - 7.50	204	30,086,405	13.8	7.32	79.9	638
7.51 - 8.00	205	26,026,006	12.0	7.80	80.1	624
8.01 - 8.50	129	15,327,547	7.1	8.30	81.1	621
8.51 - 9.00	147	15,822,706	7.3	8.79	84.2	620
9.01 - 9.50	76	6,382,299	2.9	9.28	83.5	614
9.51 - 10.00	113	8,370,586	3.9	9.83	85.4	610
10.01 - 10.50	75	4,701,135	2.2	10.32	89.4	621
10.51 - 11.00	49	2,852,399	1.3	10.81	91.5	608
11.01 - 11.50	34	1,570,654	0.7	11.32	94.6	630
11.51 - 12.00	41	2,198,203	1.0	11.80	95.3	617
12.01 - 12.50	14	787,979	0.4	12.18	94.1	630
12.51 - 13.00	36	1,365,116	0.6	12.87	97.1	611
13.01 - 13.50	8	386,349	0.2	13.23	95.2	663
13.51 - 14.00	12	257,475	0.1	13.79	95.3	650
14.01 - 14.50	9	324,930	0.1	14.26	95.0	655
14.51 >=	3	54,916	0.0	15.17	93.5	615
Total:	1,679	217,343,325	100.0	7.49	78.6	644

Adjustable Rate Collateral

		Total
	No of	Scheduled			WA
Current Rate (%)	Loans	Balance	%	WAC (%)	OLTV (%)	WA Fico
0.01 - 5.50	103	21,052,536	2.9	5.20	78.4	674
5.51 - 6.00	250	58,418,714	8.0	5.85	80.1	663
6.01 - 6.50	368	78,622,602	10.8	6.35	80.6	657
6.51 - 7.00	657	119,784,757	16.4	6.84	81.1	641
7.01 - 7.50	764	123,511,586	16.9	7.31	81.4	628
7.51 - 8.00	760	115,960,793	15.9	7.81	82.5	618
8.01 - 8.50	608	84,101,309	11.5	8.29	81.7	609
8.51 - 9.00	545	66,424,459	9.1	8.78	81.9	599
9.01 - 9.50	220	25,367,349	3.5	9.27	82.0	588
9.51 - 10.00	202	21,232,259	2.9	9.77	82.7	570
10.01 - 10.50	78	7,392,384	1.0	10.28	81.8	571
10.51 - 11.00	39	3,903,391	0.5	10.71	78.3	577
11.01 - 11.50	19	1,968,684	0.3	11.28	78.7	577
11.51 - 12.00	10	814,326	0.1	11.63	80.7	620
12.01 - 12.50	5	391,558	0.1	12.11	80.7	593
Total:	4,628	728,946,708	100.0	7.49	81.4	627

Statistical Collateral Summary – Loan Group 1

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 11/01/03 cutoff date.  The final numbers will be found in the prospectus supplement.   Thirty day delinquencies and sixty day delinquencies will represent less than 1.50% and 0.50% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Fixed Rate Collateral

		Total
	No of	Scheduled			WA
Current Rate (%)	Loans	Balance	%	WAC (%)	OLTV (%)	WA Fico
0.01 - 5.50	47	8,667,202	6.0	5.30	67.7	705
5.51 - 6.00	78	13,681,463	9.4	5.86	68.4	673
6.01 - 6.50	95	17,068,131	11.7	6.37	75.3	658
6.51 - 7.00	159	25,088,369	17.3	6.83	76.9	655
7.01 - 7.50	157	22,031,033	15.1	7.32	78.5	639
7.51 - 8.00	151	18,578,402	12.8	7.80	78.2	619
8.01 - 8.50	92	10,269,140	7.1	8.29	79.0	608
8.51 - 9.00	95	9,450,412	6.5	8.81	81.4	594
9.01 - 9.50	56	4,433,442	3.0	9.27	81.3	593
9.51 - 10.00	85	5,628,435	3.9	9.82	81.8	586
10.01 - 10.50	58	3,235,540	2.2	10.33	89.1	616
10.51 - 11.00	35	1,804,408	1.2	10.76	89.7	606
11.01 - 11.50	28	1,205,798	0.8	11.31	94.8	632
11.51 - 12.00	33	1,582,948	1.1	11.78	94.5	612
12.01 - 12.50	12	672,010	0.5	12.16	93.7	628
12.51 - 13.00	35	1,345,503	0.9	12.87	97.1	609
13.01 - 13.50	5	137,478	0.1	13.30	95.5	655
13.51 - 14.00	11	242,500	0.2	13.78	95.4	650
14.01 - 14.50	8	256,542	0.2	14.26	95.0	665
14.51 >=	3	54,916	0.0	15.17	93.5	615
Total:	1,243	145,433,670	100.0	7.55	77.6	639

Adjustable Rate Collateral

		Total
	No of	Scheduled			WA
Current Rate (%)	Loans	Balance	%	WAC (%)	OLTV (%)	WA Fico
0.01 - 5.50	77	15,261,374	3.2	5.21	78.6	673
5.51 - 6.00	156	31,571,717	6.7	5.85	80.4	664
6.01 - 6.50	268	50,213,887	10.6	6.34	81.0	659
6.51 - 7.00	494	80,801,073	17.1	6.84	81.1	640
7.01 - 7.50	589	86,843,541	18.3	7.32	81.5	630
7.51 - 8.00	550	76,291,374	16.1	7.82	81.8	615
8.01 - 8.50	362	48,589,396	10.3	8.31	82.3	614
8.51 - 9.00	377	44,898,796	9.5	8.79	83.3	609
9.01 - 9.50	155	17,348,543	3.7	9.26	83.4	590
9.51 - 10.00	122	13,407,690	2.8	9.75	86.6	577
10.01 - 10.50	43	4,399,055	0.9	10.27	85.6	576
10.51 - 11.00	23	2,426,461	0.5	10.70	83.7	596
11.01 - 11.50	10	694,203	0.1	11.19	90.9	612
11.51 - 12.00	6	549,821	0.1	11.56	92.0	649
12.01 - 12.50	4	309,681	0.1	12.12	84.8	616
Total:	3,236	473,606,611	100.0	7.49	81.8	629